APPENDIX D
                                                                  ALSO EXHIBIT A

                                AMENDED AND RESTATED

                            CERTIFICATE OF INCORPORATION

                                         OF

                                    MasTec, Inc.
                             (f/k/a Burnup & Sims Inc.)

                                    INTRODUCTION

             This Amended and Restated Certificate of Incorporation was proposed by the directors, and duly adopted by the stockholders, of [fill in new name] (the "Corporation") in accordance with Section 245 of the General Corporation Law of Delaware. The Corporation was originally incorporated under the name Burnup & Sims Inc. and its original Certificate of Incorporation was filed on July 26, 1968, with the Secretary of State of Delaware.


                                     ARTICLE I
                                Name of Corporation

             The name of the Corporation is MasTec, Inc.


                                     ARTICLE II

                        Registered Agent, Registered Office

             The name of the registered agent of the Corporation is The Corporation Trust Company and the registered office of the Corporation in the State of Delaware is located at:

                  Corporation Trust Center
                  1209 Orange Street
                  Wilmington, Delaware  19801
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                                    ARTICLE III
                             General Nature of Business

             The purpose  of the Corporation is  to engage in any  lawful act or
   activity  for  which   corporations  may  be  organized  under   the  General
   Corporation Law of Delaware.


                                     ARTICLE IV
                                   Capital Stock

             The total number of shares of capital stock which the Corporation shall have authority to issue is Fifty-Five Million (55,000,000) shares, of which Fifty Million (50,000,000) shares of a par value of Ten Cents ($.10) per share, amounting in the aggregate to Five Million Dollars ($5,000,000), shall be common stock ("Common Stock"), and Five Million (5,000,000) shares, of the par value of One Dollar ($1.00) per share, amounting in the aggregate to Five Million Dollars ($5,000,000), shall be preferred stock ("Preferred Stock").

                                    Common Stock

             1. Each share of Common Stock shall have one vote and, except as provided in this Article IV or by resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock or as otherwise provided by applicable law, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

            2. Subject to applicable law and the preferences of the Preferred Stock, dividends may be paid on the Common Stock at such time and in such amounts as the Board of Directors may deem advisable.

             3. The Board of Directors may retire any and all shares of Common Stock that are issued but are not outstanding, including shares of Common Stock purchased or otherwise reacquired by the Corporation, and may reduce the capital of the Corporation in connection with the retirement of such




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   shares in  the  manner provided  for  under the  General  Corporation Law  of
   Delaware.

             4. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amounts to which the holders of the Preferred Stock shall be entitled, to share in the remaining net assets of the Corporation on a pro-rata basis based on the number of shares of Common Stock held by such holder and the total number of shares of Common Stock then outstanding.

                                  Preferred Stock

             5. Authority is hereby expressly granted to the Board of Directors to authorize the issuance from time to time of one or more series of Preferred Stock and, with respect to each such series, to fix by resolution or resolutions of the Board of Directors providing for the issuance of such series:

                  (a) The number of shares of Preferred Stock which shall comprise such series and the distinctive designation thereof;

                  (b) The dividend rate or rates (which may be contingent upon the happening of certain events) on the shares of such series, the date or dates, if any, from which dividends shall accumulate, and the dates on which dividends, if declared, shall be payable;

                  (c) Whether or not the shares of such series shall be redeemable, the limitations and restrictions with respect to such redemptions, the manner of selecting shares of such series for redemption if less than all shares are to be redeemed, and the amount, if any, in addition to any accrued dividends thereon which the holders of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different with respect to shares redeemed through the operation of any retirement or sinking fund and with respect to shares otherwise redeemed;



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                  (d)  The  amount which  the holders of  shares of  such series shall be entitled to receive upon the liquidation, dissolution or winding up of the Corporation, which amount may vary at different
             dates  and   may  vary  depending  on   whether  such  liquidation,
             dissolution or winding up is voluntary or involuntary;

                  (e) Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether such retirement or sinking fund shall be cumulative or non-cumulative, the extent to and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

                  (f) Whether or not the shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

                  (g)  The voting powers, if any, of such series; and

                  (h) Any other designation, power, preference, right, qualification, limitation and restriction thereof as the Board of Directors may determine to be in the best interests of the Corporation.

                                      General

             6. Subject to the provisions of law, the Corporation may issue shares of its Common Stock or Preferred Stock, from time to time, for such consideration (not less than the par value or stated value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion, subject as aforesaid. Shares so issued, for which the consideration has been paid or delivered to the Corporation, shall be deemed fully-paid stock, and shall not be liable to




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   any further call or assessments thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

             7. No holder of shares of stock of the Corporation of any class now or hereafter authorized shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into or evidencing the right to purchase stock of any class whatsoever, whether the stock be of the same class as may be held by such stockholder, whether now or hereafter authorized, or whether issued for cash or otherwise.


                                     ARTICLE V
                               Management of Business

             The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

             1. The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the By-Laws.

             2. Election of directors need not be by ballot unless the By-Laws so provide.

             3. The Board of Directors shall have power to adopt, amend or repeal the By-Laws of the Corporation.


                                     ARTICLE VI
                        Approval of Mergers, Consolidations
                      and Certain Other Corporate Transactions

             1. Except as hereinafter set forth, the affirmative vote or consent of the holders of 80% of all shares of stock of the Corporation entitled to vote at an election of directors, considered for the purposes of



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   this Article VI  as one class, shall be required (i)  for the adoption of any agreement for the merger or consolidation of the Corporation with or into any other corporation, or (ii) to authorize any sale or lease of all or any substantial part of the property and assets of the Corporation to, or any sale or lease to the Corporation or any subsidiary thereof in exchange for securities of the Corporation of any property and assets (except property and assets having an aggregate fair market value of less than $1,000,000) of, any other corporation, person or other entity, if, in either case, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto such other corporation, person or entity is the beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors considered for the purposes of this Article VI as one class. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by law or any agreement between the Corporation and any national securities exchange.

             2. For the purposes of this Article VI, (i) any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of the Corporation (x) which it has the right to acquire pursuant to any agreement or arrangement, or upon exercise of conversion rights, warrants or options, or otherwise or (y) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (x) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on June 1, 1970, and (ii) the outstanding shares of any class of stock of the Corporation shall include shares deemed owned through application of clauses (x) and (y) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

             3. The Board of Directors shall have the power and duty to determine for the purposes of this Article VI, on the basis of information



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   known to the Corporation, whether (i) such other corporation, person or other entity beneficially owns more than 10% of the outstanding shares of stock of the Corporation entitled to vote at an election of directors, (ii) a corporation, person, or entity is an "affiliate" or "associate" (as defined above) of another, (iii) the property and assets being acquired by the Corporation, or any subsidiary thereof, have an aggregate fair market value of less than $1,000,000 and (iv) the memorandum of understanding referred to below is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for the purposes of this
   Article VI.

             4.   The provisions of this  Article VI shall not be  applicable to
   (i) any merger or consolidation of the Corporation with or into any other corporation, or any sale or lease of all or any substantial part of the property and assets of the Corporation to, or any sale or lease to the Corporation or any subsidiary thereof in exchange for securities of the Corporation of any property and assets of, any corporation if the Board of Directors of the Corporation shall by resolution have approved a memorandum of understanding with such other corporation with respect to and substantially consistent with such transaction prior to the time that such other corporation shall have become a holder of more than 10% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors or (ii) any merger or consolidation of the Corporation with, or any sale or lease to the Corporation or any subsidiary thereof of any of the property and assets of any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in the elections of directors is owned of record or beneficially by the Corporation and/or any one or more of its subsidiaries.


                                    ARTICLE VII
                               Liability of Directors

             No director of the Corporation shall have personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing



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   violation  of law, (iii) under Section 174  of the General Corporation Law of
   Delaware or (iv) for any transaction from which such director derives an improper personal benefit.


                                    ARTICLE VIII
                                     Indemnity

             The Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in the manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation. The Corporation may indemnify, to the full extent it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of, or participant in, another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee, agent or participant and shall inure to the benefit of the heirs, executors and administrators of such a person.












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                                     ARTICLE IX
                                     Insurance

             The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of, or participant in, another corporation, partnership, joint venture, trust and other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Article VIII or otherwise.


                                     ARTICLE X
                                     Amendment

             1. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders herein are subject to this reservation.

             2. Notwithstanding any other provision of this Certificate of Incorporation or the By-laws of the Corporation (and in addition to any other vote that may be required by statute, stock exchange regulations, this Certificate of Incorporation or the By-laws of the Corporation), the vote of the holders of 80% of all shares of stock of the Corporation entitled to vote at an election of directors (considered for this purpose as one class) shall be required to amend, alter, change, or repeal Section 1 of Article II of the By-laws of the Corporation, or Article VI or this Paragraph 2 of Article X of this Amended and Restated Certificate of Incorporation.

             IN WITNESS WHEREOF, I have hereunto set my hand and seal the ____ day of ____________, 1993.






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                                 _____________________________
                                 _____________________________
                                 President

                                 _____________________________
                                 _____________________________
                                 Secretary


































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